   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2000

                                             REGISTRATION NO. 333-______________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           EDEN BIOSCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

                          WASHINGTON                                                      91-1649604
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                         11816 NORTH CREEK PARKWAY NORTH
                         BOTHELL, WASHINGTON 98011-8205
          (Address of principal executive offices, including zip code)

              EDEN BIOSCIENCE CORPORATION 2000 STOCK INCENTIVE PLAN
          EDEN BIOSCIENCE CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN
               EDEN BIOSCIENCE CORPORATION 1995 COMBINED INCENTIVE
                       AND NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)


                                 JERRY L. BUTLER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           EDEN BIOSCIENCE CORPORATION
                         11816 NORTH CREEK PARKWAY NORTH
                         BOTHELL, WASHINGTON 98011-8205
                                 (425) 806-7300
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                                   ANDREW BOR
                                 ANDREW B. MOORE
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                             ----------------------

                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                            AMOUNT TO      PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
       TITLE OF SECURITIES                     BE         OFFERING PRICE PER      AGGREGATE      REGISTRATION
         TO BE REGISTERED                  REGISTERED(1)        SHARE           OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0025 per
share, subject to outstanding options       2,468,000         $    6.93(2)        $ 17,103,240      $4,517.26
under the 1995 Combined Incentive and
Nonqualified Stock Option Plan
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0025 per
share, not subject to outstanding
options under the:
-------------------------------------------------------------------------------------------------------------
    2000 Stock Incentive Plan               6,000,000         $   15.00(3)        $ 90,000,000     $23,762.00
-------------------------------------------------------------------------------------------------------------
    2000 Employee Stock Purchase Plan       1,250,000         $   15.00(3)        $ 18,750,000     $ 4,952.00
-------------------------------------------------------------------------------------------------------------
         TOTAL:                             9,718,000                             $125,853,240     $33,231.26
=============================================================================================================
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
(1)      Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding
         Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $6.93 per share under the 1995 Combined Incentive and Nonqualified Stock Option Plan represents the weighted average of the per share exercise prices of currently outstanding options, which range from $.40 per share to $14.00 per share.

(3) Estimated as of September 27, 2000, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $15.00 per share, which is the initial offering price of the Common
         Stock.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The registrant's prospectus filed on September 27, 2000, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); and

                  (b) The description of the registrant's Common Stock contained in the Registration Statement on Form 8-A filed on September 11, 2000, under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 10 of the registrant's Third Amended and Restated Bylaws (the "Bylaws") provides that the registrant will indemnify any individual made a party to a proceeding because that individual is or was a director or officer or, in some circumstances, an employee of the registrant, and will reimburse reasonable expenses incurred by such individual in advance of the final disposition of the proceeding to the fullest extent permitted by Washington law.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or unlawful distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the registrant's Restated Articles of Incorporation (the "Articles") contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

         Any repeal of or modification to the Bylaws and Articles may not adversely affect any right of indemnification under the Bylaws or Articles of a director or officer who is or was a director or officer of the registrant at the time of such repeal or modification.

         The registrant has entered into separate indemnification agreements with its directors and certain officers that could require the registrant to indemnify them against certain liabilities that arise because of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The registrant also maintains a liability insurance policy pursuant to which its directors and officers may be indemnified against liability incurred as a result of their service as directors and officers of the registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number                         Description
-------                        -----------
5.1      Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1     Consent of Arthur Andersen LLP, Independent Auditors

23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (see signature page)

99.1 EDEN Bioscience Corporation 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1)

99.2 EDEN Bioscience Corporation 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.5 to the Registration
         Statement on Form S-1)

99.3     EDEN Bioscience Corporation 1995 Combined Incentive and Nonqualified
         Stock Option Plan (incorporated by reference to Exhibit 10.3 to the
         Registration Statement on Form S-1)

ITEM 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 27th day of September, 2000.

                                      EDEN BIOSCIENCE CORPORATION

                                      By:  /s/ Jerry L. Butler
                                         ---------------------------------------
                                         Jerry L. Butler
                                         Chief Executive Officer and President

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Jerry L. Butler and Bradley S. Powell, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of September, 2000.

            SIGNATURE                                 TITLE
            ---------                                 -----


       /s/ Jerry L. Butler            Chief Executive Officer, President and
----------------------------------    Director (Principal Executive Officer)
         Jerry L. Butler


      /s/ Bradley S. Powell           Chief Financial Officer, Vice President of
----------------------------------    Finance and Secretary (Principal Financial
        Bradley S. Powell             and Accounting Officer)


       /s/ Jon E. M. Jacoby           Director
----------------------------------
         Jon E. M. Jacoby


       /s/ Albert A. James            Director
----------------------------------
         Albert A. James


        /s/ Agatha L. Maza            Director
----------------------------------
          Agatha L. Maza


      /s/ Oscar C. Sandberg           Director
----------------------------------
        Oscar C. Sandberg


     /s/ John W. Titcomb, Jr.         Director
----------------------------------
       John W. Titcomb, Jr.


/s/ William T. Weyerhaeuser, Ph.D.    Director
----------------------------------
  William T. Weyerhaeuser, Ph.D.

                                INDEX TO EXHIBITS

Exhibit
Number                           Description
------                           -----------
5.1      Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1     Consent of Arthur Andersen LLP, Independent Auditors

23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (see signature page)

99.1 EDEN Bioscience Corporation 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1)

99.2 EDEN Bioscience Corporation 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.5 to the Registration
         Statement on Form S-1)

99.3     EDEN Bioscience Corporation 1995 Combined Incentive and Nonqualified
         Stock Option Plan (incorporated by reference to Exhibit 10.3 to the
         Registration Statement on Form S-1)